EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), made and entered into this 18th day of October, 2010, by and between Liberty Silver Corp. (“Company”), a Nevada corporation, and Robert Geoff Browne (“Executive”), an individual residing at 33 Bayview Wood, Toronto, Ontario, Canada M4N 1R8.

RECITALS

WHEREAS, the Company wishes to employ the Executive as its Chief Executive Officer (“CEO”);

WHEREAS, the Executive possesses the necessary skills to fulfill that need; and

WHEREAS, the parties desire and agree to enter into this Agreement with Executive setting forth the terms and conditions upon which Executive shall serve as CEO and Chairman of the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Employment.

(a)

Position.  The Company hereby agrees to employ the Executive to serve in the role of Chief Executive Officer.  The Executive accepts such employment upon the terms and conditions hereinafter set forth, and further agrees to perform to the best of his ability the duties associated with such position as determined by the Company’s Board of Directors (the “Board”), in its sole discretion.

(b)

Board Seat.

During the Executive’s employment hereunder it is expected and anticipated that he will serve as a member on the Board as the Chairman of the Board.

(c)

Devotion to Duties.  While the Executive is employed hereunder, he will use his best efforts, skills and abilities to perform faithfully all duties assigned to him pursuant to this Agreement and will devote sufficient business time and energies to the business and affairs of the Company.  While he is employed hereunder, Executive may undertake any other employment, consultancy, directorship or other work engagement with any person or entity provided that such employment, consultancy, directorship, or other engagement does not in any way conflict with or compete with the business operations of the Company.

 (d)

Administrative Activities.  The Executive’s administrative activities will at all times be subject to the relevant provisions of the policies and the bylaws, rules and regulations of the Company.  The Executive will at all times render his administrative services in a competent and professional manner, consistent with the standards of the Company and in compliance with all applicable statutes, regulations, rules and directives of federal, state and other governmental and regulatory bodies having jurisdiction over the Executive.

2.

Compensation.

(a)

Base Salary.  While Executive is employed hereunder, the Company will pay him a base salary at the annual rate of two hundred thousand dollars (US $200,000) (the “Base Salary”).  The Base Salary will be payable in substantially equal periodic installments in accordance with the Company’s payroll practices as in effect from time to time.  The Company will deduct from each such installment all amounts required to be deducted or withheld under applicable law or under any employee benefit plan in which the Executive participates.  The Executive understands and acknowledges that the annualized amount of the Base Salary is set forth as a matter of convenience and does not constitute nor will be deemed to constitute an agreement by the Company to employ the Executive for any specific period of time.

(b)

Performance Bonus.  The Executive shall be eligible to receive a discretionary annual bonus (the “Performance Bonus”) at the conclusion of each year of employment with the Company. The amount and award of the Performance Bonus shall be at the discretion of the Board (or any committee established by the Board to determine executive compensation), and shall be based in part on the attainment of individual and Company-wide performance goals established by the Board (or any applicable committee).  The Performance Bonus shall be paid during the quarter immediately following the Company’s fiscal year end.

 (c)

Stock Option Grant.

The Company shall issue to Executive options to acquire three million (3,000,000) shares of common stock in the Company at a price of $.75 per share pursuant to the terms and conditions of a Stock Option Agreement in substantially the form attached hereto as Exhibit A.

(d)

Vacation.  The Executive will be eligible to accrue and use up to twenty (20) days of paid vacation in each calendar year of his employment hereunder, in accordance with the Company’s policies for its senior executives as in effect from time to time.  All vacation days will be taken at times mutually agreed by the Executive and the Company and will be subject to the business needs of the Company.  No accrued unused vacation may be carried over from year to year.

(e)

Fringe Benefits.  The Executive will be entitled to participate in employee benefit plans that the Company provides or may establish for the benefit of its executives generally (for example, life and disability insurance, health, pension, retirement (401K), and accident plans) (collectively, the “Fringe Benefits”).  The Executive’s eligibility to participate in the Fringe Benefits and receive benefits thereunder will be subject to the plan documents governing such Fringe Benefits.  Nothing contained herein will require the Company to establish or maintain any Fringe Benefits.  The Company reserves the right, in its discretion, to amend or terminate such Fringe Benefits.

(f)

Reimbursement of Expenses.  Upon presentation of documentation of such expenses reasonably satisfactory to the Company, the Company will reimburse the Executive for all ordinary and reasonable out-of-pocket business expenses that are reasonably incurred by the Executive in furtherance of the Company’s business in accordance with the Company’s policies with respect thereto as in effect from time to time.  In order to receive reimbursement, the Executive must present documentation of the expenses within a reasonable time period after incurring such expenses.

(g)

Withholdings.  The Company will make all applicable federal, state, local and other employment-related deductions and withholdings from any compensation described in this Agreement subject to such deductions and withholdings.

3.

Termination / Termination Payments.

(a)

Termination Date.  This Agreement will continue in full force and effect until either the Company or the Executive terminates it in accordance with the provisions herein.  Termination will be effective on the date specified in the notice of termination provided by the party terminating the employment relationship according to this Agreement (the “Termination Date”).

(b)

Incapacity. The Company may, upon notice to the Executive, terminate the Executive’s employment in the event that the Executive becomes incapacitated during his employment through any illness, injury, accident, or condition of either a physical or psychological nature and, as a result, is, with or without reasonable accommodation, unable to perform the essential functions and services contemplated hereunder for (a) a period of ninety (90) consecutive days, or (b) for shorter periods aggregating one hundred twenty (120) days during any twelve (12) month period.  Any such termination shall become effective upon mailing or hand delivery of notice that the Company has elected its right to terminate under this subsection 3(b).  Upon termination due to the Executive’s incapacity as described above, the Company will pay to the Executive only: (i) the Executive’s Base Salary for a period of six months following the Termination Date; (ii) an amount equal to the value of the Executive’s accrued unused vacation days; and (iii) any reimbursements for expenses properly incurred by the Executive on behalf of the Company prior to the Termination Date and properly documented in accordance with Section 2(f) above (together, the “Accrued Obligations”).

(c)

Termination For Cause.  The Company may terminate the Executive’s employment for “Cause” (as defined below) immediately upon notice to the Executive.  In the event the Executive’s employment hereunder is terminated for “Cause” (as defined below), the Company will pay to the Executive only the Accrued Obligations.

(d)

Termination Without Cause or For Good Reason.  In the event the Company terminates the Executive’s employment hereunder without “Cause” (as defined below) or the Executive terminates his employment hereunder for “Good Reason” (as defined below), and provided that the Executive executes and does not revoke a full release of claims in a form and of a scope reasonably acceptable to the Company, and does not breach any provision of this Agreement, or any confidentiality agreement between the Company and Executive,  the Company shall provide the Executive with the following:

(i)

continued payment of Executive’s Base Salary then in effect as of the Termination Date (the “Severance”) to be paid in accordance with the Company’s regular payroll practices.  The amount of Severance that the Executive is eligible to receive under this section shall be as follows:

(A)

If the Executive’s employment is terminated prior to the six month anniversary of the date of execution of this Agreement, he shall not be eligible to receive any Severance; or

                                      (B)   If the Executive’s employment is terminated after the six month anniversary but on or before the one year anniversary of the date of execution of this Agreement, he shall be eligible to receive three (3) months Severance; or

(C)

If the Executive’s employment is terminated after the one (1) year anniversary of the date of execution of this Agreement, he shall be eligible to receive six (6) months Severance; or

                          (D)    If the Executive’s employment is terminated after the two (2) year anniversary of the date of execution of this Agreement, he shall be eligible to receive twelve (12) months Severance.

(ii)

the Accrued Obligations.

(e)

Termination by the Executive.  The Executive may terminate this Agreement for any reason upon thirty (30) days written notice to the Company and the Company will pay the Executive only the Accrued Obligations.

 (f)

Definitions.  For purposes of this Agreement:

(i)

“Cause” will mean (A) the Executive’s material breach of this Agreement or any other confidentiality agreement with the Company; (B) the Executive’s failure, refusal or neglect to faithfully and diligently perform and discharge his duties and responsibilities of Executive’s employment by the Company; (C) the Executive’s failure or refusal to comply with lawful policies, standards or regulations of the Company; (D) the Executive’s conviction of or entry of a plea of nolo contrende to any felony under the laws of the court in which final disposition of the criminal charge is entered; (E) the Executive’s breach of fiduciary trust or duty to the Company, or any other conduct that is harmful to the business or affairs of the Company and that adversely affects the operations and/or reputation of the Company.  Whether “Cause” exists for the Executive’s termination will be determined solely within the discretion of the Board, using its reasonable judgment.

(ii)

“Good Reason” will mean (A) a material and adverse change in the Executive’s duties; (B) a material diminution of the Executive’s Base Salary (other than on a non-discriminatory basis in connection with a general decrease in the salary of all executive officers of the Company).

4.

Confidential Information.

The Executive recognizes and acknowledges that the Executive will have access to Confidential Information (as defined below) relating to the business or interests of the Company or of persons with whom the Company may have business relationships. Except as permitted herein, the Executive will not during the Term of this Agreement, or at any time following termination of this Agreement, disclose or permit to be known to any other person or entity

(except as required by applicable law or in connection with the performance of the Executive's duties and responsibilities hereunder), or use for the Executive's own improper benefit or gain, any Confidential Information of the Company. The term "Confidential Information" includes, without limitation, information relating to the Company's business affairs, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, employment agreements, personnel policies, the substance of agreements with customers, commercial contracts, suppliers and others, marketing arrangements, and customer lists and information relating to business operations and strategic plans of third parties with which the Company has or may be assessing commercial arrangements, any of which information is not generally known to the public or to actual or potential competitors of the Company (other than through a breach of this Agreement). Therefore, the Executive will not, without the prior written consent of the Company's Board of Directors, disclose such Confidential Information or use the same, provided, however, that in the course of the Executive's services to the Company, the Executive may disclose such Confidential Information as the Executive deems necessary to carry out the Executive's duties to the Company. This obligation shall continue until such Confidential Information becomes publicly available, other than pursuant to a breach of this Section 4 by the Executive, regardless of whether the Executive continues to be employed by the Company. It is further agreed and understood by and between the parties to this Agreement that all information and records relating to the Company, as hereinabove described, shall be the exclusive property of the Company and, upon termination of the Executive's employment with the Company, all documents, records, reports, writings and other similar documents containing Confidential Information, including copies thereof, then in the Executive's possession or control shall be returned to and left with the Company.

5.

Non-Disparagement.

(a)

The Executive hereby agrees that during the course of the Executive’s employment with the Company and at all times thereafter, the Executive will not make any statement that is professionally or personally disparaging about, or adverse to, the interests of the Company, any of its officers, directors, shareholders or employees including, but not limited to, any statement that disparages any person, product, service, finances, financial condition, capabilities or other aspect of the business of the Company or any of its officers, directors, shareholders or employees.  The Executive further agrees that during the course of the Executive’s employment with the Company and at all times thereafter, the Executive will not engage in any conduct that is intended to or has the result of inflicting harm upon the professional or personal reputation of the Company or any of its officers, directors, shareholders or employees.

(b)

The Company hereby agrees that during the course of the Executive’s employment with the Company and at all times thereafter, the Company’s officers and directors will not make any statements that are professionally or personally disparaging about, or adverse to, the interests of the Executive including, but not limited to, any statement that disparages the Executive’s personal or professional interests or reputation.  The Company further agrees that during the course of the Executive’s employment with the Company and at all times thereafter, the Company’s officers and directors will not engage in any conduct that is intended to or has the result of inflicting harm upon the professional or personal reputation of the Executive.

6.

Records.

Upon termination of the Executive’s employment hereunder for any reason or for no reason and at any other time requested by the Company, the Executive will deliver to the Company any property of the Company that may be in his possession, including products, materials, memoranda, notes, records, reports, or other documents or photocopies of the same.

7.

Representations.

The Executive hereby represents and warrants to the Company that he understands this Agreement, that he enters into this Agreement voluntarily and that his employment under this Agreement will not conflict with any legal duty owed by him to any other party, or with any agreement to which the Executive is a party or by which he is bound, including, without limitation, any non-competition or non-solicitation provision contained in any such agreement.  The Executive will indemnify and hold harmless the Company and its officers, directors, security holders, partners, members, employees, agents and representatives against loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty.

8.

General.

(a)

Notices.  All notices, requests, consents and other communications hereunder that are required to be provided, or that the sender elects to provide, in writing, will be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder:

To Executive:

Robert Geoff Browne

33 Bayview Wood,

Toronto, Ontario

Canada M4N 1R8

To Company:

Liberty Silver Corp.

675 Sierra Rose Drive, Suite 112

Reno, NV  89511

Notices will be either (i) delivered by hand, (ii) sent by overnight courier, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid.  All notices, requests, consents and other communications hereunder will be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

(b)

Entire Agreement. This Agreement, along with any agreements referenced herein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement will affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

(c)

Modifications and Amendments.  The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

(d)

Waivers and Consents.  The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent will be deemed to be or will constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar.  Each such waiver or consent will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver or consent.

(e)

Assignment.  The Executive acknowledges and agrees that the rights and obligations of the Company under this Agreement may be assigned by the Company to any affiliates or successors in interest.  The Executive further acknowledges and agrees that this Agreement is personal to the Executive and that the Executive may not assign any rights or obligations hereunder.

(f)

Benefit.  All statements, representations, warranties, covenants and agreements in this Agreement will be binding on the parties hereto and will inure to the benefit of the respective successors and permitted assigns of each party hereto.  Nothing in this Agreement will be construed to create any rights or obligations except for the Executive’s obligations to the Company as set forth herein, and no person or entity (except for a Company affiliate or successor in interest, as set forth herein) will be regarded as a third-party beneficiary of this Agreement.

(g)

Seal and Governing Law.  This Agreement shall take effect as an instrument under seal, and the Agreement and the rights and obligations of the parties hereunder will be construed in accordance with and governed by the law of the State of Nevada, without giving effect to the conflict of law principles thereof.

(h)

Jurisdiction, Venue and Service of Process.  Any legal action or proceeding with respect to this Agreement will be brought in the courts of the State of Nevada or of the United States of America for the State of Nevada.  By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts.

(i)

WAIVER OF JURY TRIAL.  ANY ACTION, DEMAND, CLAIM OR COUNTERCLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT WILL BE RESOLVED BY A JUDGE ALONE AND EACH OF THE EXECUTIVE AND THE COMPANY WAIVE ANY RIGHT TO A JURY TRIAL THEREOF.

 (j)

Severability.  The parties intend this Agreement to be enforced as written.  However, (i) if any portion or provision of this Agreement is to any extent declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law and (ii) if any provision, or part thereof, is held to be unenforceable because of the duration of such provision, the geographic area covered thereby, or other aspect or scope of such provision, the court making such determination will have the power to reduce the duration, geographic area of such provision, or other aspect or scope of such provision, and/or to delete specific words and phrases (“blue-penciling”), and in its reduced or blue-penciled form, such provision will then be enforceable and will be enforced.

(k)

Headings and Captions.  The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and will in no way modify or affect the meaning or construction of any of the terms or provisions hereof. Throughout this Agreement, where such meanings would be appropriate: (a) the masculine gender shall be deemed to include the feminine and the neuter and vice versa, and (b) the singular shall be deemed to include the plural, and vice versa.

(l)

Injunctive Relief.  The Executive hereby expressly acknowledges that any breach or threatened breach of any of the terms and/or conditions set forth in Section 4 of this Agreement will result in substantial, continuing and irreparable injury to the Company.  Therefore, in addition to any other remedy that may be available to the Company, the Company will be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of Section 4 of this Agreement.

(m)

No Waiver of Rights, Powers and Remedies.  No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, will operate as a waiver of any such right, power or remedy of the party.  No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, will preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The election of any remedy by a party hereto will not constitute a waiver of the right of such party to pursue other available remedies.  No notice to or demand on a party not expressly required under this Agreement will entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(n)

Tax Consequences.  The Company makes no guarantee of any tax consequences.

(o)

Counterparts.  This Agreement may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

EXECUTIVE /s/ Robert Geoff Browne October 18, 2010 _______________________________________ Robert Geoff Browne, Individually Date	LIBERTY SILVER CORP. /s/John Pulos October 18, 2010 __________________________________ By: John Pulos Date Its: Chief Financial Officer

EXHIBIT A

LIBERTY SILVER CORP.

STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Agreement”) dated October 18, 2010 between Liberty Silver Corp., a Nevada corporation (the “Company”), with its principal office at 675 Sierra Rose Drive, Suite #112, Reno, Nevada 89511, Robert Geoff Browne (“Executive”), an individual residing at 33 Bayview Wood, Toronto, Ontatio, Canada M4N 1R8  (“Optionee”).

1.

Grant of Option.  The Company hereby grants to Optionee effective as of October 18, 2010 (“Grant Date”), the right and option (“Option”) to purchase from the Company, for a price equal to $.75 per share (the “Exercise Price”), up to three million (3,000,000) shares of the Company’s common stock (“Shares”), as a nonqualified stock option (“Option”), which Option shall be subject to the applicable terms and conditions set forth below.

2.

Terms and Conditions of Option.  The Option evidenced by this Agreement is subject to the following terms and conditions, as well as the terms and conditions of Section 3 hereof.

a.

Exercise Price.  The Exercise Price is $.75 per Share.

b.

Term of Option.  The term over which the Option may be exercised shall commence on the Grant Date and, subject to the provisions of Section 3(b) below, shall terminate 5 years thereafter.

c.

Exercisability of Option.  The Option shall be fully exercisable with respect all of the Shares at any time after the Grant Date and prior to expiration in accordance with the terms hereof.

3.

Additional Terms and Conditions.

a.

Exercise of Option; Payments for Shares.  An Option may be exercised from time to time with respect to all or any portion of the number of Shares with respect to which the Option has become exercisable, in whole or in part, by written notice to the Company at the Company’s then principal office, substantially in the form of Exhibit A attached hereto. Any notice of exercise of the Option shall be accompanied by payment of the full Exercise Price for the Shares being purchased by certified or bank check, or other form of immediately available funds, payable to the order of Liberty Silver, Corp.  The Option shall not be exercised for any fractional Shares and no fractional Shares shall be issued or delivered.  The date of actual receipt by the Company of the notice of exercise shall be treated as the date of exercise of the Option for the Shares being purchased.

b.

Termination of Option.  If Optionee’s employment with the Company terminates, the Option shall continue to be exercisable, to the extent it is exercisable on the date such employment terminated, for ninety (90) days after such termination, but in no event after the date the Option otherwise terminates.  However if Optionee’s employment (i) terminates because of Optionee’s death or disability, (ii) is terminated by the Company  without cause or for good reason, or (iii) is voluntarily terminated by Optionee, the Option shall continue to be exercisable, to the extent it is exercisable on the date such employment terminated, for twelve (12) months after such termination, but in no event after the date the Option otherwise terminates.

c.

 Continued Employment.  The Option granted hereunder shall confer no right on Optionee to continue in the employ of the Company, or limit in any respect the right of the Company (in the absence of a specific agreement to the contrary) to terminate Optionee’s employment at any time.

d.

Issuance of Shares; Registration; Withholding Taxes.  As soon as practicable after the exercise date of the Option, the Company shall cause to be issued and delivered to Optionee, or for the Optionee’s account, a certificate or certificates for the Option Shares purchased.  The Company may postpone the issuance or delivery of the Shares until (i) the receipt by the Company of such written representations or other documentation as the Company deems necessary to establish compliance with all applicable laws, rules and regulations, including applicable federal and state securities laws and listing requirements, if any; and (ii) the payment to the Company, upon its demand, of any amount requested by the Company to satisfy any federal, state or other governmental withholding tax requirements related to the exercise of the Option.  Optionee shall comply with any and all legal requirements relating to Optionee’s resale or other disposition of any Shares acquired under this Agreement.

e.

Nontransferability of Options.  The Option and this Agreement shall not be assignable or transferable by Optionee other than by will or by the laws of descent and distribution.  During Optionee’s lifetime, the Option and all rights of Optionee under this Agreement may be exercised only by Optionee (or by his guardian or legal representative).  If the Option is exercised after Optionee’s death, the Company may require evidence reasonably satisfactory to it of the appointment and qualification of Optionee’s personal representatives and their authority and of the right of any heir or distributee to exercise the Option.

f.

Option is Nonqualified Stock Option.  The Option granted hereunder is intended to constitute a nonqualified stock option which is not an “incentive stock option”, as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended.

4.

Changes in Capitalization; Reorganization.

a.

Adjustments.  The number of Shares subject to the Option, and the Exercise Price shall be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock by reason of stock dividends, split-ups, recapitalizations or other capital adjustments.  Notwithstanding the foregoing, (i) no adjustment shall be made, unless the Company determines otherwise, if the aggregate effect of all such increases and decreases occurring in any fiscal year is to increase or decrease the number of issued shares by less than five percent (5%); (ii) any right to purchase fractional shares resulting from any such adjustment shall be eliminated; and (iii) the terms of this Section 4(a) are subject to the terms of Section 4(b) below.

b.

Corporate Transactions.  In the event of (i) a dissolution or liquidation of the Company, (ii) merger, consolidation or reorganization of the Company in which the Company is not the surviving corporation, (iii) merger,  consolidation or reorganization in which the Company is the surviving corporation but after which the shareholders cease to own their shares in the Company, (iv) the sale of substantially all of the assets of the Company, or (v) the acquisition, sale, or transfer of more than fifty percent (50%) of the outstanding shares of the Company (herein referring to (i) through (v) as “Corporate Transaction”), or (iv) the Board of Directors of the Company proposes that the Company enter into a Corporate Transaction, then the Company may in its discretion take any or all of the following actions: (i) by written notice to Optionee, provide that the Option shall be terminated unless exercised within thirty (30) days (or such longer period as the Company shall determine its discretion) after the date of such notice; and (ii) accelerate the dates upon which any or all outstanding Options granted to Optionee shall be exercisable.

Whenever deemed appropriate by the Company, any action referred to in this Section 4(b) may be made conditional upon the consummation of the applicable Corporate Transaction.

c.

Company Determination.  Any adjustments or other action pursuant to this Section 4 shall be made by the Company, and the Company’s determination as to what adjustments shall be made or actions taken, and the extent thereof, shall be final and binding.

5.

No Rights as Shareholder.  Optionee shall acquire none of the rights of a shareholder of the Company with respect to the Shares until a certificate for the shares is issued to Optionee upon the exercise of the Option.  Except as otherwise provided in Section 4 above, no adjustments shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such certificate is issued.

6.

Legends. All certificates representing the Shares acquired pursuant to the Option may be issued with or without a restrictive legend as counsel to the Company deems appropriate to assure compliance with applicable law.  All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares purchased under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

7.

Notices.  Any notice or other communication made in connection with this Agreement shall be deemed duly given when delivered in person or mailed by certified or registered mail, return receipt requested, to Optionee at Optionee’s address listed above or such other address of which Optionee shall have advised the Company by similar notice, or to the Company at its then principal office, to the attention of the Company.

8.

Miscellaneous.  This Agreement sets forth the parties’ final and entire agreement with respect to the subject matter hereof, may not be changed or terminated orally and shall be governed by and shall be construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in Nevada. This Agreement shall bind and benefit Optionee, the heirs, distributees and personal representative of Optionee, and the Company and its successors and assigns.

IN WITNESS WHEREOF, the parties have duly executed this Nonqualified Stock Option Agreement on the date first above written.

LIBERTY SILVER CORP. /s/John Pulos ____________________________________ By: John Pulos Title: Chief Financial Officer	OPTIONEE /s/Geoff Browne _________________________________ Geoff Browne, Individually

EXHIBIT A

________________[Date]

Liberty Silver, Corp.

675 Sierra Rose Drive, Suite #112,

Reno, Nevada 89511

Dear Sir/Madam:

Pursuant to the provisions of the Liberty Silver, Corp. Nonqualified Stock Option Agreement, dated

__________,  (the “Option Agreement”), whereby you have granted me the Option to purchase up to ________ shares of common stock of Liberty Silver, Corp. (the “Company”), I hereby notify you that I elect to exercise my option to purchase ________ of the shares covered by the Option at a price of  $______ per share in accordance with the Option Agreement.  I am delivering to you payment in the amount of $______, in the form of a certified or bank check, or other form of immediately available funds, payable to the order of Liberty Silver, Corp., in full payment of purchase price for the  for the shares being purchased hereby.

The undersigned hereby agrees to provide the Company, prior to the receipt of the shares being purchased hereby, with such representations or certifications or payments that the Company may require pursuant to the terms of the Option Agreement.

Sincerely,

Address:

(For notices, reports, dividend checks and communications to shareholders.)